Amendment to Investment Advisory Agreement

This Amendment dated as of ___________, 2015 (this “Amendment”) is to the Investment Advisory Agreement dated as of March 16, 2012, as amended (the “Agreement”), by and between Financial Investors Trust (the “Trust”), a Delaware statutory trust, and Emerald Mutual Funds Advisers Trust (the “Adviser”), a Delaware statutory trust and investment adviser registered under the Investment Advisers Act of 1940.  Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Trust and the Adviser wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Effective as of the date of this Amendment, Schedule A of the Agreement is replaced in its entirety with the new Schedule A attached hereto and incorporated by referenced herein.

2.	The Agreement, as amended hereby, shall continue in effect with respect to the Emerald Small-Cap Value Fund (the “Fund”) for an initial period of two years from the date of this Amendment. This Agreement with respect to the Fund shall continue from year to year thereafter only so long as such continuance is specifically approved at least annually in conformance with the Investment Company Act of 1940, as amended.

3.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.
FINANCIAL INVESTORS TRUST,		EMERALD MUTUAL FUNDS
on behalf of the Funds		ADVISERS TRUST

By:		By:
Name:	Edmund J. Burke	Name:
Title:	President	Title:

 DATED: ________, 2015

SCHEDULE A

TO THE INVESTMENT ADVISORY AGREEMENT
BETWEEN
FINANCIAL INVESTORS TRUST
AND
EMERALD MUTUAL FUNDS ADVISERS TRUST

Fund	Breakpoints	Fee Rates (in bps)
Emerald Growth Fund	Up to and including $250,000,000	75 bps
	In excess of $250,000,000 up to and including $500,000,000	65 bps
	In excess of $500,000,000 up to and including $750,000,000	55 bps
	In excess of $750,000,000	45 bps
Emerald Banking and Finance Fund	Up to and including $100,000,000	100 bps
	In excess of $100,000,000	90 bps
Emerald Insights Fund	Up to and including $250,000,000	75 bps
	In excess of $250,000,000 up to and including $500,000,000	65 bps
	In excess of $500,000,000 up to and including $750,000,000	55 bps

	In excess of $750,000,000	45 bps
Emerald Small-Cap Value Fund
	Up to and including $250,000,000	75 bps
	In excess of $250,000,000 up to and including $500,000,000	65 bps
	In excess of $500,000,000 up to and including $750,000,000	55 bps
	In excess of $750,000,000	45 bps

Emerald Mutual Funds Advisers Trust

By:
Name:
Title:

Financial Investors Trust

By:
Name:
Title: